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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): February 24, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                         000-21642            35-1617970
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
   of incorporation)                                    Identification Number)


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 7337 West Washington Street
    Indianapolis, Indiana                           46231

 (Address of principal executive offices)         (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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
ITEM 9. REGULATION FD DISCLOSURE.

In recent press interviews, ATA Holdings Corp., the parent company of ATA Airlines Inc. (the "Company"), has disclosed that it believes that profitable opportunities may exist for low-cost carriers to serve the transatlantic market. The Company is currently evaluating capacity and demand in several transatlantic markets. The Company will consider beginning limited European service no earlier than Summer 2005 or Summer 2006. The actual commencement will depend on market conditions at that time. Currently the Company does not have a European code-share partner, but intends to explore entering into such an arrangement. In 2003, approximately 20 percent of the Company's capacity was dedicated to international flying, much of which was service to the U.S. military. The Company has recently announced that it may increase its Mexico and Caribbean schedule in 2004.

                                                              SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATA Holdings Corp.

Date: February 24, 2004                   By: /s/ David M. Wing
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                                          Name: David M. Wing
                                          Title: Executive Vice President & CFO